SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	Commission file number

July 17, 2002	1-5805

J.P. MORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	13-2624428

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

270 Park Avenue, New York, NY	10017

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Item 5.Other Events
Item 7. Financial Statements, Pro forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 12(A)
EXHIBIT 12(B)
EXHIBIT 99.1
EXHIBIT 99.2

Item 5.   Other Events

         On July 17, 2002, J.P. Morgan Chase & Co. (NYSE: JPM) announced 2002 second quarter reported earnings per share of $0.50, compared with $0.48 in the first quarter of 2002 and $0.18 in the second quarter of 2001. Reported net income was $1,028 million in the second quarter compared to $982 million in the first quarter and $378 million one year ago.

         Operating earnings per share, which exclude merger and restructuring charges associated with programs announced prior to 2002, were $0.58 compared with $0.57 in the first quarter of 2002 and $0.38 in the second quarter of 2001. Operating earnings were $1,179 million in the second quarter compared to $1,150 million in the first quarter and $786 million one year ago. Operating earnings for 2001 have been increased by adding back amortization of goodwill to present 2001 results on a basis comparable to the results for 2002 which include the impact of the implementation on January 1, 2002 of SFAS 142. For a reconciliation between Operating and Reported earnings see the table on page 7 of the press release attached as an exhibit hereto.

         A copy of J.P. Morgan Chase & Co.’s press release is attached as an exhibit hereto. That press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties are described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 and in the 2001 Annual Report on Form 10-K, each filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov), to which reference is hereby made.

Item 7.    Financial Statements, Pro forma Financial Information and Exhibits

Exhibit Number	Description

12 (a) 12 (b) 99.1 99.2	Computation of Ratio of Earnings to Fixed Charges
Computation of Ratio of Earnings to Fixed Charges and
Preferred Stock Dividend Requirements
Press Release – 2002 Second Quarter Earnings
2002 Second Quarter Financial Supplement

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE & CO.
(Registrant)

By: /s/ Joseph L. Sclafani Joseph L. Sclafani

Executive Vice President and Controller [Principal Accounting Officer]

Dated: July 19, 2002

EXHIBIT INDEX

Exhibit No.	Description	Page

12 (a)	Computation of Ratio of Earnings to Fixed Charges	5

12 (b)	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements	6

99.1	Press Release – 2002 Second Quarter Earnings	7

99.2	2002 Second Quarter Financial Supplement	8